Exhibit 99.1

CONTACT:	Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES SECOND QUARTER 2021 RESULTS

DALLAS – July 28, 2021 – Capstead Mortgage Corporation (“Capstead” or the “Company”) (NYSE: CMO) today announced financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Summary

•	Recognized GAAP net income of $15.5 million or $0.11 per diluted common share
•	Generated core earnings of $13.8 million or $0.09 per diluted common share
•	Paid a $0.15 dividend per common share for the seventh consecutive quarter
•	Reported book value per common share of $6.35 per common share
•	Agency-guaranteed residential adjustable-rate mortgage (ARM) portfolio ended the quarter at $7.4 billion
•	Leverage ended the quarter at 7.01 times long-term investment capital
•	On July 26, 2021 announced pending merger with Benefit Street Partners Realty Trust, Inc., a publicly-registered, non-listed middle market-focused commercial mortgage REIT

Second Quarter Earnings and Related Discussion

Capstead reported GAAP net income of $15.5 million or $0.11 per diluted common share for the quarter ended June 30, 2021, compared to $18.9 million or $0.15 per diluted common share for the quarter ended March 31, 2021. The Company reported core earnings of $13.8 million or $0.09 per diluted common share for the quarter ended June 30, 2021. This compares to core earnings of $17.4 million or $0.13 per diluted common share for the quarter ended March 31, 2021. See the “Non-GAAP Financial Measures” section of this release for more information on core earnings.

Yields on the Company’s portfolio of agency-guaranteed residential ARM securities averaged 1.14% during the second quarter of 2021, a decrease of 24 basis points from 1.38% reported for the first quarter of 2021. Yields declined due primarily to higher yield adjustments for investment premium amortization due to higher mortgage prepayments, as well as lower coupon interest rates on existing loans that reset lower based on prevailing interest rates. Core earnings were also negatively impacted by lower average portfolio balances. Mortgage prepayment rates increased during the quarter to an average annualized constant prepayment rate (“CPR”) of 40.19%, compared to 37.12% CPR in the prior quarter. Portfolio leverage increased to 7.01 to one at June 30, 2021 compared to 6.79 to one at March 31, 2021.

The following table illustrates the progression of Capstead’s portfolio of residential mortgage investments for the quarter and six months ended June 30, 2021 (dollars in thousands):

	Quarter Ended June 30, 2021	Six Months Ended June 30, 2021
Residential mortgage investments, beginning of period	$7,405,411	$7,937,552
Portfolio acquisitions (principal amount)	974,119	1,361,949
Investment premiums on acquisitions	32,712	49,106
Portfolio runoff (principal amount)	(938,158)	(1,832,153)
Investment premium amortization	(22,411)	(43,298)
Decrease in net unrealized gains on securities classified as available-for-sale	(21,881)	(43,364)
Residential mortgage investments, end of period	$7,429,792	$7,429,792
Increase (decrease) in residential mortgage investments during the indicated periods	$24,381	$(507,760)

Rates on Capstead’s secured borrowings, after adjusting for hedging activities, averaged five basis points lower at 0.15% during the second quarter of 2021, compared to 0.20% for the prior quarter.  Borrowing rates before hedging activities averaged 0.14% during the second quarter, a decline of six basis points from the prior quarter. Secured borrowings ended the quarter at $6.81 billion.

Notional amounts of secured borrowings-related interest rate swap agreements averaged $3.47 billion during the second quarter of 2021 with fixed swap rates averaging 0.08%, four basis points higher than the prior quarter. At June 30, 2021, the Company held $4.25 billion notional amount of secured borrowings-related interest rate swaps with fixed rates averaging 0.11%, an increase of $1.03 billion in notional amount and five basis points in rate from swaps held on March 31, 2021. The Company’s duration gap, a measure of interest rate risk, decreased from approximately three and one-quarter months at March 31, 2021 to two months at June 30, 2021 – see page 10 for further information.

Book Value per Common Share

Book value per share as of June 30, 2021 was $6.35, a decrease of $0.31 for the quarter primarily reflecting $0.23 in portfolio-related declines in value, $0.04 in dividends distributed in excess of GAAP net income and $0.04 in derivative-related decreases. The fair value of the Company’s portfolio is expected to be less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to leveraged portfolios containing a significant amount of non-agency-guaranteed securities or agency-guaranteed securities backed by longer-duration fixed-rate loans. Fair value is impacted by market conditions, including changes in interest rates and the availability of financing at reasonable rates and leverage levels.

Pending Merger with Benefit Street Partners Realty Trust

On July 26, 2021, the Company and Benefit Street Partners Realty Trust, Inc. (“BSPRT”), a publicly-registered non-listed middle market-focused commercial mortgage REIT, announced they have entered into a definitive merger agreement. Under the terms of the agreement, Capstead common stockholders will receive a cash payment equal to a 15.75% premium to Capstead’s adjusted book value per share and shares of BSPRT common stock calculated on an adjusted “book-for-book” basis.  The book values for Capstead and BSPRT used to calculate the cash consideration and exchange ratio will be set on a date prior to the closing of the transaction pursuant to the merger agreement. Based on June 30, 2021 adjusted book values per share, the implied cash payment would be $0.99 per share and the total implied value would be $7.30 per share, representing an implied 20% premium to the last reported sale price of Capstead common stock on the New York Stock Exchange (“NYSE”) on July 23, 2021, which was the last trading day prior to the announcement of the merger. BSPRT will assume Capstead’s Series E preferred shares by exchanging them for new preferred shares of the combined company with the same terms.

At the closing, the combined company, which will be renamed Franklin BSP Realty Trust, will be the 4th largest publicly-traded commercial mortgage REIT with nearly $2 billion of pro forma stockholder equity and its common and preferred shares will be listed on the NYSE. It will be managed by Benefit Street Partners L.L.C., a wholly-owned subsidiary of Franklin Resources, Inc. (“Franklin Templeton”), a global investment management organization with over 70 years of investment experience and over $1.5 trillion in assets under management as of June 30, 2021.

The transaction, which is expected to close in the fourth quarter of 2021 and has been unanimously approved by both companies’ Boards of Directors, is subject to customary closing conditions, including the approval of Capstead’s common stockholders.

For further information about the proposed merger, see the Company’s and BSPRT’s joint press release and investor presentation issued on July 26, 2021. A webcast of the conference call held to announce the merger may be accessed via the investor relations section of the Company’s website at www.capstead.com. An audio replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10155050.

Management Remarks

Commenting on second quarter results and market conditions, Phillip A. Reinsch, President and Chief Executive Officer, said, “Our second quarter results were impacted by continued high mortgage prepayment rates and lower investment in the portfolio since last fall due in large part to unacceptably low projected risk-adjusted returns on new investments. During the current quarter, we replaced second quarter portfolio runoff at projected returns in the upper single digits due in large part to increases in ARM production even as mortgage prepayments remained elevated.

“Interest rate volatility became more pronounced in June and into July as the markets digested prospects for inflation and the potential for a sooner than anticipated reduction in Federal Reserve monetary accommodation. Shorter-term rates increased and longer-term rates declined, flattening the yield curve back to February 2021 levels. Mortgage interest rates available to homeowners retraced much of the increase seen through April. This has increased prospects for future mortgage prepayments and has hindered pricing for residential mortgage securities, a negative for book values of residential mortgage REITs in general, including Capstead.”

Regarding the pending merger with BSPRT, Mr. Reinsch added, “The heavy involvement of the Federal Reserve in the agency MBS and U.S. Treasury markets, including its ongoing response to the COVID-19 pandemic, has lowered available returns and increased risks of holding agency MBS. For this reason and others, we believe combining with BSPRT represents a unique and value-maximizing opportunity for our stockholders to transition away from the agency MBS market into owning shares in a leading commercial mortgage REIT with a diversified, largely floating-rate credit strategy and proven track record capable of generating strong returns and cash flows. Importantly, our common stockholders will receive a significant cash premium at closing providing substantial immediate value.”

Non-GAAP Financial Measures

Management believes the presentation of core earnings and core earnings per common share, both non-GAAP financial measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance and provides investors management’s view of the Company’s economic performance.

Management also believes that presenting financing spreads on residential mortgage investments, a non-GAAP financial measure, provides important information for evaluating the performance of the Company’s portfolio, as opposed to total financing spreads, because this non-GAAP measure speaks specifically to the performance of the Company’s investment portfolio. See the “Reconciliation of GAAP Measures to Non-GAAP Measures” section of this release.

Further inquiries

In light of the announcement of the pending merger with BSPRT, Capstead is forgoing hosting an earnings conference call this quarter. Inquiries regarding the quarter can be directed to Lindsey Crabbe, our Director of Investor Relations, at invrel@capstead.com.

Important Additional Information and Where to Find It

This document contains information about the proposed merger (“Merger”) between Capstead and BSPRT. In connection with the Merger, BSPRT will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a prospectus of BSPRT and a proxy statement of Capstead. Capstead and BSPRT also expect to file with the SEC other documents regarding the Merger. The Merger will be submitted to the stockholders of Capstead for their consideration. The definitive proxy statement/prospectus will be sent to the stockholders of Capstead, and will contain important information regarding the proposed Merger and related matters. This communication is not a substitute for the registration statement and proxy statement/prospectus that will be filed with the SEC or any other documents that Capstead or BSPRT may file with the SEC or send to their respective stockholders in connection with the Merger. STOCKHOLDERS OF CAPSTEAD AND BSPRT ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPSTEAD, BSPRT, THE PROPOSED MERGER, AND RELATED MATTERS. Stockholders of Capstead and BSPRT may obtain free copies of the registration statement, the proxy statement/prospectus, and all other documents filed or that will be filed with the SEC by Capstead or BSPRT (when they become available) at the SEC’s website at http://www.sec.gov. Copies of documents filed with the

SEC by Capstead will be made available free of charge on Capstead’s website at http://www.capstead.com/investor-relations/financial-reports/sec-filings. Copies of documents filed with the SEC by BSPRT will be made available free of charge on BSPRT’s website at http://bsprealtytrust.com/investorrelations.

Participants in the Solicitation Relating to the Merger

Capstead, BSPRT, and their respective directors and executive officers, and certain other affiliates of Capstead or BSPRT may be deemed to be “participants” in the solicitation of proxies from the stockholders of Capstead and BSPRT in connection with the proposed Merger. Information regarding Capstead and its directors and executive officers and their ownership of common stock of Capstead can be found in Capstead’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and in its definitive proxy statement relating to its 2021 annual meeting of stockholders filed with the SEC on April 1, 2021. Information regarding BSPRT and its directors and executive officers and their ownership of common stock of BSPRT can be found in BSPRT’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and in its definitive proxy statement relating to its 2021 annual meeting of stockholders filed with the SEC on April 8, 2021. Additional information regarding the interests of such participants in the Merger will be included in the proxy statement/prospectus and other relevant documents relating to the proposed Merger when they are filed with the SEC. Free copies of these documents may be obtained from the sources described above.

No Offer or Solicitation

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger.

Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning.  Such forward-looking statements include or may relate to statements about the benefits of the proposed merger involving Capstead and BSPRT and statements that address operating performance, events or developments that Capstead expects or anticipates will occur in the future, including but not limited to statements regarding future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance changes, changes to outstanding structure of Capstead’s capital stock, creation of value for stockholders, operation and implementation of share repurchase programs, benefits of the proposed merger to customers, stockholders and other constituents of the combined company, the integration of Capstead and

BSPRT, the expected GAAP book value per share of Capstead, cost savings and the expected timetable for completing the proposed merger, and other non-historical statements. These statements are based on the companies’ current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Capstead can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Capstead’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to satisfy the conditions to the consummation of the proposed merger, including the approval of the stockholders of Capstead; fluctuations in the adjusted book value per share of both Capstead and BSPRT; risks related to the disruption of management’s attention from ongoing business operations due to the proposed merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of Capstead and BSPRT and the industries in which they operate; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of Capstead and BSPRT; and other factors, including those set forth in the section entitled “Risk Factors” in BSPRT’s and Capstead’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by BSPRT and Capstead with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither Capstead nor BSPRT undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios, pledged and per share amounts)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Residential mortgage investments ($7.14 and $7.71 billion pledged at June 30, 2021 and December 31, 2020, respectively)	$7,429,792	$7,937,552
Cash collateral receivable from derivative counterparties	78,161	74,411
Cash and cash equivalents	207,392	257,180
Receivables and other assets	134,316	136,107
	$7,849,661	$8,405,250
Liabilities
Secured borrowings	$6,809,883	$7,319,083
Derivatives at fair value	33,335	41,484
Unsecured borrowings	98,544	98,493
Common stock dividend payable	15,289	15,281
Accounts payable and accrued expenses	19,597	20,746
	6,976,648	7,495,087
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 10,329 shares issued and outstanding ($258,226 aggregate liquidation preference) at June 30, 2021 and December 31, 2020	250,946	250,946
Common stock - $0.01 par value; 250,000 shares authorized: 96,848 and 96,481 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	968	965
Paid-in capital	1,269,599	1,268,439
Accumulated deficit	(655,406)	(651,071)
Accumulated other comprehensive income	6,906	40,884
	873,013	910,163
	$7,849,661	$8,405,250

Long-term investment capital (consists of stockholders’ equity and unsecured borrowings) (unaudited)	$971,557	$1,008,656
Portfolio leverage (secured borrowings divided by long-term investment capital) (unaudited)	7.01:1	7.26:1
Book value per common share (based on share of common stock outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$6.35	$6.76

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Interest income
Residential mortgage investments	$20,776	$48,111	$46,941	$117,318
Other	12	28	25	431
	20,788	48,139	46,966	117,749
Interest expense
Secured borrowings	(2,826)	(13,039)	(6,998)	(58,295)
Unsecured borrowings	(1,900)	(1,900)	(3,791)	(3,800)
	(4,726)	(14,939)	(10,789)	(62,095)
	16,062	33,200	36,177	55,654
Other (expense) income
Gain (loss) on derivative instruments (net)	2,100	(6,948)	4,482	(162,687)
Loss on sale of investments (net)	–	–	–	(67,820)
Compensation-related expense	(1,861)	(2,330)	(3,953)	(4,534)
Other general and administrative expense	(772)	(1,219)	(2,237)	(2,421)
Miscellaneous other revenue (expense)	–	1	2	(141)
	(533)	(10,496)	(1,706)	(237,603)
Net income (loss)	15,529	22,704	34,471	(181,949)
Less preferred stock dividends	(4,842)	(4,842)	(9,684)	(9,684)
Net income (loss) to common stockholders	$10,687	$17,862	$24,787	$(191,633)

Basic and diluted net income (loss) per common share	$0.11	$0.19	$0.26	$(2.01)

Weighted average common shares outstanding:
Basic	95,995	95,655	95,945	95,276
Diluted	96,454	95,887	96,342	95,276

Cash dividends declared per share:
Common	$0.15	$0.15	$0.30	$0.30
Series E preferred	0.47	0.47	0.94	0.94

CAPSTEAD MORTGAGE CORPORATION

QUARTERLY STATEMENTS OF OPERATIONS AND SELECT OPERATING STATISTICS

(in thousands, except per share amounts, percentages annualized, unaudited)

	2021		2020
	Q2	Q1	Q4	Q3	Q2
Quarterly Statements of Operations:
Interest income
Residential mortgage investments	$20,776	$26,165	$31,372	$37,571	$48,111
Other	12	13	17	26	28
	20,788	26,178	31,389	37,597	48,139
Interest expense
Secured borrowings	(2,826)	(4,172)	(4,787)	(4,809)	(13,039)
Unsecured borrowings	(1,900)	(1,891)	(1,910)	(1,910)	(1,900)
	(4,726)	(6,063)	(6,697)	(6,719)	(14,939)
	16,062	20,115	24,692	30,878	33,200
Other (expense) income
Gain (loss) on derivative instruments (net)	2,100	2,382	1,630	1,510	(6,948)
Compensation-related expense	(1,861)	(2,092)	(1,759)	(1,985)	(2,330)
Other general and administrative expense	(772)	(1,465)	(1,269)	(1,321)	(1,219)
Miscellaneous other revenue (expense)	–	2	–	–	1
	(533)	(1,173)	(1,398)	(1,796)	(10,496)
Net income	$15,529	$18,942	$23,294	$29,082	$22,704
Net income per diluted common share	$0.11	$0.15	$0.19	$0.25	$0.19
Average diluted common shares outstanding	96,454	96,230	96,088	96,024	95,887

Core earnings	$13,834	$17,360	$19,667	$19,868	$21,917
Core earnings per diluted common share	0.09	0.13	0.15	0.16	0.18

Select Operating and Performance Statistics:
Common dividends declared per share	0.15	0.15	0.15	0.15	0.15
Book value per common share	6.35	6.66	6.76	6.80	6.79
Average portfolio outstanding (cost basis)	7,291,034	7,578,943	8,073,304	8,119,230	8,255,393
Average secured borrowings	6,600,560	6,884,328	7,407,784	7,447,333	7,646,755
Average long-term investment capital (“LTIC”)	996,632	1,010,317	1,015,854	1,018,407	987,792
Constant prepayment rate (“CPR”)	40.19%	37.12%	38.67%	39.97%	32.89%
Total financing spreads	0.84	1.01	1.19	1.47	1.52
Yields on residential mortgage investments	1.14	1.38	1.55	1.85	2.33
Secured borrowing rates (a)	0.15	0.20	0.37	0.67	1.09
Financing spreads on residential mortgage investments	0.99	1.18	1.19	1.18	1.25
Operating costs as a percentage of LTIC	1.06	1.43	1.19	1.29	1.45
Return on common equity capital (b)	5.57	7.68	8.85	8.94	10.76
(a)

Secured borrowing rates exclude the effects of amortization of the net unrealized gains (losses) included in Accumulated other comprehensive income (“AOCI”) on de-designated derivative instruments and include net interest cash flows on non-designated derivative instruments to better compare the components of financing spreads on residential mortgage investments. See “Reconciliation of GAAP Measures to Non-GAAP Measures” for details on the impact of non-designated derivative instruments.

(b)	Calculated using core earnings less preferred dividends on an annualized basis over average common equity for the period.

CAPSTEAD MORTGAGE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, percentages annualized, unaudited)

The Company defines core earnings as GAAP net income excluding (a) unrealized (gain) loss on derivative instruments, (b) realized loss (gain) on termination of derivative instruments and (c) amortization of unrealized (gain) loss of derivative instruments held at the time of de-designation. The following reconciles GAAP net income and net income per diluted common share to core earnings and core earnings per common share:

	2021				2020
	Q2		Q1		Q4		Q3		Q2
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$15,529	$0.11	$18,942	$0.15	$23,294	$0.19	$29,082	$0.25	$22,704	$0.19
Unrealized (gain) loss on non-designated derivative instruments	(2,286)	(0.02)	(2,228)	(0.02)	(25,989)	(0.27)	(35,419)	(0.37)	(2,229)	(0.02)
Realized loss on termination of non-designated derivative instruments	–	–	–	–	21,870	0.23	26,187	0.28	1,320	0.01
Amortization of net unrealized loss (gain) on de-designated derivative instruments	591	0.00	646	0.00	492	0.00	18	0.00	122	0.00
Core earnings	$13,834	$0.09	$17,360	$0.13	$19,667	$0.15	$19,868	$0.16	$21,917	$0.18

The following reconciles total financing spreads to financing spreads on residential mortgage investments:

	2021		2020
	Q2	Q1	Q4	Q3	Q2
Total financing spreads	0.84%	1.01%	1.19%	1.47%	1.52%
Impact of yields on other interest-earning assets*	0.02	0.02	0.02	0.03	0.04
Impact of borrowing rates on other interest-paying liabilities*	0.11	0.11	0.10	0.10	0.09
Impact of amortization of unrealized gain, net of unrealized losses on de-designated derivative instruments	0.03	0.04	0.01	0.00	0.01
Impact of net cash flows received on non-designated derivative instruments	(0.01)	0.00	(0.13)	(0.42)	(0.41)
Financing spreads on residential mortgage investments	0.99	1.18	1.19	1.18	1.25
*

Other interest-earning assets consist primarily of overnight investments and cash collateral receivable from secured borrowing and derivative counterparties. Other interest-paying liabilities consist of unsecured borrowings and, at times, may consist of cash collateral payable to derivative counterparties.

CAPSTEAD MORTGAGE CORPORATION

FAIR VALUE AND SWAP MATURITY DISCLOSURES

(in thousands, unaudited)

	June 30, 2021					December 31, 2020
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$2,673,785	$115,736	$2,789,521	$2,802,237	$12,716	$14,550
Longer-to-reset ARMs	3,989,966	146,613	4,136,579	4,159,687	23,108	59,968
Ginnie Mae securities:
Current-reset ARMs	149,053	4,594	153,647	154,738	1,091	1,541
Longer-to-reset ARMs	299,367	9,491	308,858	313,130	4,272	8,492
	$7,112,171	$276,434	$7,388,605	$7,429,792	$41,187	$84,551
Derivative instruments: (b)
Interest rate swap agreements:
Secured borrowings-related			$4,249,500	$6,327	$(946)	$(2,182)
Unsecured borrowings-related			100,000	(33,335)	(33,335)	(41,484)
(a)

Capstead segregates its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities).

(b)	The following reflects Capstead’s secured borrowings-related swap positions, sorted by quarter of swap contract expiration. Average fixed rates reflect related fixed-rate payment requirements.

Period of Contract Expiration	Swap Notional Amounts	Average Fixed Rates
Second quarter 2022	$400,000	0.02%
Third quarter 2022	1,200,000	0.01
Fourth quarter 2022	900,000	0.07
First quarter 2023	50,000	0.13
Second quarter 2023	350,000	0.20
Third quarter 2023	100,000	0.03
Fourth quarter 2023	374,500	0.09
First quarter 2024	150,000	0.28
Second quarter 2024	725,000	0.34
	$4,249,500

After consideration of secured borrowings-related derivative instruments, Capstead’s residential mortgage investments and secured borrowings had durations as of June 30, 2021 of approximately 14¾ months and 12¾ months, respectively, for a net duration gap of approximately two months. Duration is a measure of market price sensitivity to changes in interest rates.  A shorter duration generally indicates less interest rate risk.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of June 30, 2021)

(in thousands, unaudited)

ARM Type	Amortized Cost Basis (a)	Net WAC (b)	Fully Indexed WAC (b)	Average Net Margins (b)	Average Periodic Caps (b)	Average Lifetime Caps (b)	Months To Roll (c)
Current-reset ARMs:
Fannie Mae Agency Securities	$2,045,314	2.19%	1.87%	1.64%	2.90%	6.99%	6.6
Freddie Mac Agency Securities	744,207	2.37	1.96	1.73	2.09	6.18	8.3
Ginnie Mae Agency Securities	153,647	2.38	1.59	1.51	1.09	6.08	5.2
(40% of total)	2,943,168	2.24	1.88	1.66	2.60	6.74	7.0
Longer-to-reset ARMs:
Fannie Mae Agency Securities	2,031,208	2.68	2.36	1.67	4.43	5.04	62.7
Freddie Mac Agency Securities	2,105,371	2.42	2.58	1.75	4.45	5.02	65.4
Ginnie Mae Agency Securities	308,858	3.59	1.57	1.50	1.00	5.00	32.5
(60% of total)	4,445,437	2.62	2.41	1.69	4.20	5.03	61.9
	$7,388,605	2.47	2.20	1.68	3.56	5.71	40.1
Gross WAC (rate paid by borrowers)(d)		3.11

(a)

Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses.  At June 30, 2021, the ratio of amortized cost basis to unpaid principal balance for the Company’s ARM holdings was 103.89.

(b)

Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments.  As such, it is similar to the cash yield on the portfolio which is calculated using amortized cost basis.  Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indices and net margins as of the indicated date.  Average net margins represent the weighted average levels over the underlying indices that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime caps on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans.  ARM securities with initial fixed-rate periods of five years or longer typically have either 200 or 500 basis point initial caps with 200 basis point periodic caps.  Additionally, certain ARM securities held by the Company are subject only to lifetime caps or are not subject to a cap.  For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less the current net WAC, for ARM securities subject only to lifetime caps.  At quarter-end, 73% of current-reset ARMs were subject to periodic caps averaging 1.91%; 20% were subject to initial caps averaging 3.13%; and 7% were subject to lifetime caps averaging 8.05%.

(c)

Months-to-roll is a measure of the average length of time until the loans underlying each security reset to more current rates.  After consideration of any applicable initial fixed-rate periods, at June 30, 2021 approximately 81%, 14% and 3% of the Company’s ARM securities were backed by mortgage loans that reset annually, semi-annually and monthly, respectively, while approximately 2% reset every five years.  Approximately 80% of the Company’s current-reset ARM securities have reached an initial coupon reset date.  Approximately 14% of the Company’s current-reset ARM securities are scheduled to reset in rate within three months, 44% are scheduled to reset in rate between four and six months, 27% are scheduled to reset in rate between seven and 12 months, and 15% are scheduled to reset in rate between 13 and 18 months.

(d)

Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.